Exhibit 23.2


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference in the Registration Statements (No. 333-35087, No. 333-35165, No. 333-39153, No. 333-39249, No.
333-35085, No. 333-88438, No. 333-119355, No. 333-136488, No. 333-136489 and No.
333-136490) on Form S-8 and (No. 333-88478) on Form S-3 of Pioneer Natural Resources Company (the "Company") and the related Prospectuses of the reference of Netherland, Sewell & Associates, Inc. in the Annual Report on Form 10-K for the year ended December 31, 2006, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

       NETHERLAND, SEWELL & ASSOCIATES, INC.

       By:    /s/ Frederic D. Sewell, P.E.
              ----------------------------------------------
              Frederic D. Sewell, P.E.
              Chairman and Chief Executive Officer

Dallas, Texas
February 19, 2007


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